UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  October 25, 2008
(Date of earliest event reported)

HAUPPAUGE DIGITAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13559	11-3227864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Cabot Court, Hauppauge, NY             11788
(Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code: (631) 434-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

G	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Pursuant to an Asset Purchase Agreement dated as of October 25, 2008 (the “Asset Purchase Agreement”), PCTV Corp., a Delaware corporation (“Buyer”) and a wholly-owned subsidiary of Hauppauge Digital, Inc. (the “Company”), agreed to acquire certain assets and properties (the “Acquired Assets”) of Avid Technology, Inc., a Delaware corporation, Pinnacle Systems, Inc., a California corporation, Avid Technology GmbH, a limited liability company organized under the laws of Germany, Avid Development GmbH, a limited liability company organized under the laws of Germany, and Avid Technology International BV (collectively, the “Sellers”).  The purchase price consists of $5,000,000 in cash and the assumption of certain liabilities.  The Acquired Assets are used by the Sellers in the business of, among other things, the development, manufacture and sale of personal devices containing a television tuner for receiving over-the-air, satellite and/or cable television signals that are used in conjunction with personal computers for personal television viewing.

    The closing of the Asset Purchase Agreement is subject to a number of conditions set forth in the Asset Purchase Agreement, including, among others, the following: (1) the negotiation, execution and delivery of a Transition Services Agreement, pursuant to which, among other things, the Sellers will assist the Buyer in the transition of the operation of the Acquired Assets and related business and (2) the delivery to the Buyer of certain audited financial statements with respect to the business being acquired.  The Asset Purchase Agreement provides that, at the closing, the parties will enter into (1) an Intellectual Property License Agreement, pursuant to which, among other things, certain of the Sellers will license certain intellectual property to the Buyer and (2) an Inventory and Product Return Agreement, pursuant to which, among other things, certain of the Sellers will consign to the Buyer, and the Buyer will purchase, certain inventory of certain of the Sellers.  In addition, in connection with the Asset Purchase Agreement, the Company executed and delivered to the Sellers a Buyer Parent Guaranty (the “Guaranty”), pursuant to which, among other things, the Company agreed to guaranty the complete and timely performance of all duties, liabilities and obligations of the Buyer under the Asset Purchase Agreement and ancillary agreements.

    The descriptions of the Asset Purchase Agreement, the Guaranty and the transactions contemplated thereby are qualified in their entirety by reference to the Asset Purchase Agreement and the Guaranty filed as Exhibits 2.1and 2.2, respectively, hereto.

Item 7.01.	Regulation FD Disclosure

On October 27, 2008, the Company issued a press release (the “Press Release”) announcing the entering into of the Asset Purchase Agreement described in Item 1.01 above.  A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
2.1
Asset Purchase Agreement, dated as of October 25, 2008, by and among Avid Technology, Inc., Pinnacle Systems, Inc., Avid Technology GmbH, Avid Development GmbH, Avid Technology International BV and PCTV Corp.

	2.2	Buyer Parent Guaranty, dated as of October 25, 2008, by Hauppauge Digital, Inc. to and for the benefit of Avid Technology, Inc. and Pinnacle Systems, Inc.
	99.1	Press Release, dated October 27, 2008, issued by Hauppauge Digital, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 27, 2008

HAUPPAUGE DIGITAL, INC.

By: /s/ Gerald Tucciarone
Gerald Tucciarone
Chief Financial Officer